Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          The undersigned, the Chief Executive Officer and the Chief Financial Officer of Northside Bancshares, Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:
1.	The quarterly report of the Company for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2005	/s/Gregory F. Patton

Gregory F. Patton
Chief Executive Officer

Date: August 10, 2005	/s/Barry Adcock

Barry Adcock
Chief Financial Officer